CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 1998, with respect to Aid Association for Lutherans in the Registration Statement (Form S-6) and related Prospectus of AAL Variable Life Account I filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-31011 811-08289).

                                                           /s/ Ernst & Young LLP

Milwaukee, Wisconsin
August 25, 1998